Exhibit 10.1

AMENDMENT TO THE

EXCLUSIVE DISTRIBUTION AGREEMENT

This AMENDMENT TO THE EXLUSIVE DISTRIBUTION AGREEMENT (“Amendment”) is made and entered as of April 1, 2015 (“Effective Date”), by and between Montagne Jeunesse International Limited (“Supplier”) and Neoteric Cosmetics, Inc. (“Distributor”).

RECITALS

WHEREAS, Supplier and Distributor entered into that certain Exclusive Distribution Agreement with an effective date of September 15, 2014 (the “Agreement”); and

WHEREAS, Supplier and Distributor hereby mutually desire to amend the Agreement as stated below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Supplier and Distributor hereby agree to amend the Agreement as follows:

1.	As of the Effective Date of this Amendment, the reference to “EarthKiss” in the list of Products on page 1 of the Agreement shall be deleted and replaced with “7th Heaven”.

2.	As of the Effective Date of this Amendment, the reference to “7th Heaven” in Section 1.5 of the Agreement shall be deleted and replaced with “EarthKiss”.

3.

Effect of this Amendment. In the event of any conflict between the terms set forth in this Amendment and the terms of the Agreement, the terms set forth in this Amendment shall supersede and control.  In all other respects, all other terms and conditions of the Agreement shall remain in full force and effect.  Capitalized terms used in this Amendment shall have the meaning ascribed to them in the Agreement unless otherwise defined herein.

IN WITNESS WHEREOF, Supplier and Distributor have executed this Amendment as of the Effective Date.

MONTAGNE JEUNESSE INTERNATIONAL LIMITED		NEOTERIC COSMETICS, INC.

By:	/s/ Keith Rockhill	By:	/s/ Mark Goldstein

Name:	Keith Rockhill	Name:	Mark Goldstein

Title:	Sales Director	Title:	President and CEO